Chordiant Software Responds To Non-Binding Unsolicited Proposal From CDC Software

Cupertino, Calif.—January 11th, 2010 — Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services that help global brands multiply customer lifetime value, today announced that its Board of Directors has unanimously determined that the unsolicited, nonbinding proposal made by CDC Software Corporation (Nasdaq: CDCS) to acquire all of the outstanding shares of Chordiant for cash and CDC stock equivalent to $3.46 per share significantly undervalues Chordiant and is not in the best interests of Chordiant's shareholders.

Steven R. Springsteel, Chairman of the Board, President and Chief Executive Officer of Chordiant, said, "We were surprised by CDC's proposal given that there has been no prior acquisition-related dialogue between CDC and Chordiant.  Notwithstanding that fact, Chordiant's Board of Directors, with the assistance of its financial and legal advisors, reviewed CDC's proposal.  Our Board unanimously concluded that the proposal undervalues Chordiant's leading customer experience technology platform and extensive base of enterprise customers.  The proposal also does not compare favorably with the value that we expect to deliver to Chordiant shareholders as an independent company.  Going forward, consistent with our policy, we do not intend to publicly respond to unsolicited acquisition proposals."

Morgan Stanley & Co. Incorporated is acting as financial advisor to Chordiant and Cooley Godward Kronish LLP is acting as legal advisor.

Chordiant plans to announce the financial results for its most recently completed quarter ended December 31, 2009 on Thursday, January 28, 2010.

About Chordiant Software, Inc.

Chordiant Software optimizes the customer experience to help global brands multiply customer lifetime value.  Chordiant arms marketing, customer service and customer loyalty executives with a suite of intelligent conversation management applications to deliver an order of magnitude improvement in customer experience.  By maximizing the value of every conversation across all channels, Chordiant enables today’s fast-paced brands to engage more effectively with customers and quickly measure whether business strategies are succeeding, resulting in faster acquisition, improved competitiveness, less churn, and superior customer service.  For more information please visit www.chordiant.com.

Cautionary Note Regarding Forward Looking Statements
This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the value that Chordiant expects to deliver to its shareholders as an independent company.  Forward-looking statements are generally identified by words such as "believes," ”expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements.  Such risks and uncertainties include, but are not limited to, whether the Company is able to close license and services transactions with new and existing customers and achieve its bookings and revenue targets; fluctuations in customer spending, particularly in the financial services and insurance industries, due to consolidation, economic, geopolitical and other factors; and the Company’s dependence on a small number of customers for a substantial portion of its revenue.  These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.  These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.  The forward-looking statements and risks stated in this Press Release are based on information available to the Company today.  The Company assumes no obligation to update them.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  The Customer Experience Company, Cx and CxM are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Louisa Excell
Hotwire
+44 (0)20 7608 8350
Chordiant@hotwirepr.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com